Registration No. 333-258935
Registration No. 333-252015
Registration No. 333-226387

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 Post-Effective Amendment No. 2 to Form F–3 Registration Statement No. 333-258935
Post-Effective Amendment No. 1 to Form F–3 Registration Statement No. 333-252015
Post-Effective Amendment No. 2 to Form F–3 Registration Statement No. 333-226387

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RADA ELECTRONIC INDUSTRIES LIMITED
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

Israel	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7 Giborei Israel Street
Netanya 4250407, Israel
Tel: 972-9-892-1111
(Address and telephone number of Registrant’s principal executive offices)

RADA Sensors Inc.
20501 Seneca Meadows Parkway,
Suite 105,
Germantown, MD 20876
(Name, address and telephone number of agent for service)

Copies to:

Christopher P. Giordano Jon Venick DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor New York, New York 10020 Tel: (212) 335-4500	Sarit Molcho Odeya Brick-Zarsky S. Friedman, Abramson & Co., Law Offices Azrieli Town 146 Menachem Begin Road Tel Aviv 6492103 Israel Tel: (972) 3-693-1931

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”), filed by RADA Electronic Industries Ltd (the “Company”), remove from registration all Ordinary Shares, NIS 0.03 par value per share, of the Company registered under the following Registration Statements on Form F-3: Registration No. 333-258935, Registration No. 333-252015, and Registration No. 333-226387 each filed by the Company with the U.S. Securities and Exchange Commission on August 24, 2021, January 19, 2021 and July 27, 2018, respectively (the “Registration Statements”).

On November 28, 2022, pursuant to an Agreement and Plan of Merger, dated as of June 21, 2022 and as amended, supplemented or otherwise modified from time to time (the “Merger Agreement”), by and among Leonardo DRS, Inc., a Delaware corporation (“DRS”), the Company and Blackstart Ltd, a company organized under the laws of the State of Israel and a wholly owned subsidiary of DRS (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving company in the merger and a wholly owned subsidiary of DRS (the “Merger”).

As a result of the consummation of the Merger and the other transactions contemplated by the Merger Agreement, the Company is terminating any and all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. The Company, by filing these Post-Effective Amendments, hereby removes from registration any and all securities registered for issuance that remain unsold or not yet issued under the Registration Statements as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities. This filing is made in accordance with an undertaking by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that were registered for issuance but remain unsold at the termination of the offering.

EXHIBITS

The following exhibits are incorporated herein by reference:

Number	Description

24.1*	Power of attorney (included on the signature pages of this registration statement).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3/A and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Netanya, State of Israel on November 24, 2022.

RADA Electronic Industries Ltd

By:	/s/ Avi Israel
Name:	Avi Israel
Title:	Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of RADA Electronic Industries Ltd hereby constitute and appoint Avi Israel and Dov Sella, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below, this Post-Effective Amendment to the Registration Statements on Form F-3 and any and all subsequent amendments to the Registration Statements, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable RADA Electronic Industries Ltd to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements on Form F-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dov Sella	Chief Executive Officer (Principal Executive Officer)	November 24, 2022
Dov Sella

/s/ Avi Israel	Chief Financial Officer (Principal Financial and Accounting Officer)	November 24, 2022
Avi Israel

/s/ Yossi Ben Shalom	Executive Chairman	November 24, 2022
Yossi Ben Shalom

/s/ Chaim Gofen	Director	November 24, 2022
Chaim Gofen

/s/ Ofra Brown	Director	November 24, 2022
Ofra Brown

/s/ Joseph Weiss	Director	November 24, 2022
Joseph Weiss

/s/ Alon Dumanis	Director	November 24, 2022
Alon Dumanis

/s/ Guy Zur	Director	November 24, 2022
Guy Zur

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of RADA Electronic Industries Ltd, has signed this Post-Effective Amendment to the Registration Statements on Form F-3 on this 24 day of November, 2022.

RADA SENSORS INC. By: /s/ Max Cohen Name: Max Cohen Title: Chief Executive Officer